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                                                                 Exhibit 10.14

                              PURCHASING AGREEMENT

        This Agreement describing purchasing arrangements and certain priority purchase rights (the "Agreement") is entered into on this 29th day of October, 1993, ("Effective Date") by and between Heidtman Steel Products, Inc., an Ohio corporation with its principal office and place of business at 2401 Front Street, Toledo, Ohio ("HSP") and Steel Dynamics, Inc., an Indiana corporation with its principal office in Indianapolis, Indiana ("SDI").

        WHEREAS, SDI intends to design, construct and operate a new steel production facility in the Midwest, at a site yet to be selected, using thin-slab casting technology to produce hot-band steel of varying sizes, grades, and specifications (hereinafter, from time to time, the "Mini-Mill");

        WHEREAS, the Mini-Mill requires, as an inducement to its construction financing and satisfaction of its business plan, a reliable outlet for its production, which outlet must also be able to provide distribution and related processing services; and

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings of the parties set forth herein, the parties agree as follows:

                        I. PURCHASE AND SALE COMMITMENT

        A. 30,000 TON COMMITMENT. HSP agrees to purchase, and SDI agrees to sell, at least 30,000 tons of mini-mill hot-band products ("Products") per month upon the terms and conditions set forth below.

               1. SPECIFICATIONS. Periodically each month. HSP will inform SDI of the grade, quantity, chemistry, gauge and width of SDI Products that
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                     HSP desires to purchase. These specifications shall be
                     within the capabilities of the Mini-Mill.

               2. PRODUCTION. SDI shall produce sufficient quantities of Products each month to ensure that HSP may purchase at least 30,000 tons of Products each month satisfying HSP's specifications. HSP shall have an exclusive and prior right to purchase each month at least 30,000 tons of Products satisfying its specifications.

               3. PRICE. For purposes of determining the price of any SDI Product, HSP shall be required to pay, and SDI shall accept payment, as follows:

                     a. MARKET PRICE. SDI's price to HSP for Products shall be at the market price, subject to the discount provisions of this Agreement. The market price, for purposes of this Agreement, shall be determined by reference to the prevailing market price charged to large customers by other thin-slab casting mini-mills and/or conventional mills, as may be appropriate, for the same products. The prices shall be the FOB mill prices. The parties agree that market price will not include (i) large run or single run discounts referred to in 3(c) below; (ii) freight equalization variances, or (iii) special one-time prices so long as these special prices do not amount to material portion of SDI's price offerings. The foregoing notwithstanding, the parties agree that during the start up phase of SDI's marketing of its Products, special incentive pricing will be permitted without any breach of this Agreement.

                     b. VOLUME DISCOUNTS. HSP shall receive a discount from the market price of $5.00 per ton on all tons purchased each month in which HSP shall purchase at least 30,000 tons of Products in that month, under any combination of purchase orders. This discount shall be in addition to any other discounts to which HSP shall be entitled.

                     c. SINGLE RUN DISCOUNT. HSP shall receive a discount from market price for purchase orders in large run format, e.g. of

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                            "1,500 tons, one chemistry, one width". This
                            discount shall be in addition to any other discounts to which HSP shall be entitled.

                     d. BEST PRICE. In no event shall the price charged to HSP be higher than the best price, FOB the Mini-Mill, at which SDI offers its products to any other customer. The parties agree that the best price will not include the prices charged by SDI for small trial offers used to attract new customers or to qualify new grades of material to existing customers, so long as these incentive price offers do not amount to a material portion of SDI's price offerings.

               4. PAYMENT. Payment methods for all SDI Products purchased by HSP shall be as agreed between SDI and HSP, and shall be due on net thirty (30) day terms, prox. tenth (10) and twenty-fifth (25) days. SDI shall not be required to provide extended credit terms to HSP.

               5. CRITERIA. In addition to conformity with the specifications which HSP shall provide to SDI from time to time, all Products purchased by HSP hereunder shall also conform to the Acceptable Product Criteria set forth in Section II hereof.

        B. PRIORITY PURCHASE RIGHTS TO SECONDARY PRODUCTS AND FIELD CLAIM MATERIAL. HSP and SDI shall regularly advise each other of all field claims material. SDI agrees to provide HSP, on a regular basis, with grade, quantity, availability and related information regarding all secondary material. HSP shall be entitled to acquire, at the lowest cost still providing a reasonable profit margin to SDI, all such secondary material and field claim material available for sale from SDI.

               PAYMENT. Payment for secondary and field claim material shall be upon terms identical to the terms of payment for SDI Products as set forth in Section I.A.4.

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                        II. QUALITY PERFORMANCE CRITERIA

        In order to qualify as an Acceptable Product, purchased hot bands shall meet or exceed all of the Criteria set forth below. The Criteria are divided into four general categories: (1) Dimensional Criteria; (2) Shape Criteria; (3) Surface Criteria; and (4) Metallurgical Criteria. Specific Criteria may differ by grade and such material grades are divided into two general categories; (1) Plain Carbon which shall be defined as the industry acceptable Carbon/Manganese grades with AISI or SAE designations of 1006 up to and inclusive of 1055, also including Non-Alloyed Structural Steels such as ASTM A-570; and (2) HSLA which shall be defined as any grade where Micro-Alloy agents such as, but not limited to, Columbium and/or Vanadium are used for the specific purpose of meeting minimum yield and/or tensile strength requirements as in the case of ASTM A-607.




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Within each major Criteria are several subcriteria, outlined below:

                             A. DIMENSIONAL CRITERIA

          1. Thickness                                  Pg. 5

          2. Crown                                      Pg. 6

          3. Width                                      Pg. 7

                                B. SHAPE CRITERIA

          4. Camber                                      Pg. 7

          5. Flatness                                    Pg. 8

                               C. SURFACE CRITERIA

          6. General Surface                             Pg. 8

          7. Pickling                                    Pg. 8

                            D. METALLURGICAL CRITERIA

          8. Physical Properties                         Pg. 9

          9. Chemistry                                   Pg. 9

          10. Internal Soundness                         Pg. 9



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                             A. DIMENSIONAL CRITERIA

Criteria 1: Thickness

Thickness performance shall be subject to up to 1/2 ASTM tolerances per ASTM A-568 and ASTM A-635 as summarized below, regardless of width. It is expected that 98% of the lineal footage of each individual coil and 98% of coils meet this requirement. Measurements based at any point across the width not less than 3/4" in from a mill edge.


ORDERED MINIMUM            PLAIN CARBON                   HSLA
  THICKNESS              TOLERANCE (all +)        TOLERANCE (all +)
- -------------------------------------------------------------------
0.054"/0.71"                     .006"                    .006"

0.072"/0.098"                    .007"                    .008"

0.099"/0.179"                    .007"                    .009"

0.180"/0.229"                    .008"                    .009"

0.230"/0.313"                    0.11"                    .011"

0.314"/0.375"                    0.12"                    .012"

0.375"/0.500"                    0.14"                    .014"

0.501"/0.625"                    .015"                    .015"

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                       A. DIMENSIONAL CRITERIA (CONTINUED)

Criteria 2: Crown

Crown shall be considered the difference in thickness across the width of a hot-band, with thickness measured at the center point of the width and at a point 3/4" in from a mill edge. It is expected that 95% of the lineal footage of each coil and 90% of all coils meet this requirement. Uncropped ends do not apply.

ORDERED MINIMUM            PLAIN CARBON                       HSLA
  THICKNESS              MAXIMUM CROWN                    MAXIMUM CROWN
- -----------------------------------------------------------------------
0.054"/0.071"                    .003"                    .003"
0.072"/0.098"                    .003"                    .003"
0.099"/0.179"                    .003"                    .003"
0.180"/0.229"                    .003"                    .003"
0.230"/0.313"                    1.0%                     1.0%
0.314"/0.375"                    1.0%                     1.0%
0.375"/0.500"                    1.0%                     1.0%
0.501"/0.625"                    1.0%                     1.0%



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                      A. DIMENSIONAL CRITERIA (CONTINUED)

Criteria 3: Width

Width performance shall be subject to up to 1/2 ASTM tolerances per ASTM A-568 and ASTM A-635 as summarized below. It is expected that 90% of the lineal footage of each individual coil and 90% of all coils meet this requirement. Uncropped ends do not apply.

 ORDERED                        PLAIN CARBON              HSLA
 MINIMUM         ORDERED         TOLERANCE              TOLERANCE
THICKNESS         WIDTH           (all +)                (all +)
- -----------------------------------------------------------------
0.054"/0.229"   24.00"/35.00"    0.600"                   0.600"
                35.01"/50.00"    0.700"                   0.700"
                50.01/60.00"     0.750"                   0.750"

0.230"/0.625"   24.00"/35.00"    0.650"                   0.650"
                35.01"/50.00"    0.750"                   0.750"
                50.01"/60.00"    0.800"                   0.800"

                               B. SHAPE CRITERIA

Criteria 4: Camber

Camber shall be defined as the deviation of a side edge from a straight line, the measurement being taken on the concave side utilizing a straight edge. Maximum allowable camber shall be 3/4 ASTM tolerance per ASTM A-568 or 3/4" in 20' of length.

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It is expected that 95% of the lineal footage of each individual and 95% of all coils meet the requirement. Uncropped ends do not apply.

Criteria 5: Flatness

Flatness shall be defined as the deviation from a horizontal flat surface and shall include those shape defects industry recognized to be (1) Edge Wave; (2) Center Buckle; and (3) Cross Bow. Maximum allowable flatness deviation shall be 100% ASTM tolerance per ASTM A-568, not to exceed 1.00" at a maximum ordered width of 60.00". It is expected that 95% of the lineal footage of each individual and 95% of all coils meet this requirement. Uncropped ends do not apply.

ORDERED MINIMUM                PLAIN CARBON               HSLA
  THICKNESS                      MAXIMUM                MAXIMUM
                                DEVIATION              DEVIATION
- -----------------------------------------------------------------
0.054"/0.180"                    0.500"                   0.750"
0.181/0.230"                     0.500"                   0.750"
0.231"/0.625"                    0.750"                   1.00"

note: HSLA MAXIMUM DEVIATION does not apply to material ordered to minimum yield strength levels in excess of 55,00 psi.

                               C. SURFACE CRITERIA

Criteria 6: General Surface

The intended use of the subject hot bands does not include Class I exposed applications, however this does not preclude the need for a commercially acceptable surface. The surface must be generally free of skin lamination, slivers, scabs, roll marks, friction digs, scratches, rolled-in-dirt, and rolled-in-scale.

Criteria 7: Pickling

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The majority of the subject hot bands are intended for pickling and as such require a surface conducive to scale removal under normal conditions. The material shall be capable of being pickled using current HCL Push/Pull technology, with complete oxide removal, at line speeds of not less than 180 feet per minute.

                           D. METALLURGICAL CRITERIA

Criteria 8: Physical Properties

In the event material is ordered to comply with physical requirements, SDI must not only meet said requirements but in addition be capable of containing the properties within a given range. SDI shall be capable of producing to a Rockwell Hardness range of 15 on the B scale. When minimum strength levels are required as in the case of but not limited to, ASTM A-S 70 or ASTM A-607, SDI shall be capable not only of producing material with Yield and Tensile strengths which satisfy the required minimums but also material which does not exceed 10,000 psi above the specified minimums.

Criteria 9: Chemistry

Unless requested otherwise, material shall be produced using a Fine-Grained practice with a minimum total Aluminum content of .015%. Where material is produced using Electric Furnace Melt technology a reasonable mutually acceptable maximum must be established for all residual elements.

Criteria 10: Internal Soundness

The intended use of the subject hot bands does not include Deep Drawn items. However, this does not preclude the need for a product with commercial internal soundness capable of shearing, blanking, various angle bends transverse and longitudinal to the rolling direction, forming, and minor drawing. As such the material shall be free of centerline segregation, pipe lamination, and achieve an inclusion severity rating of 2 or better on all 4 types of inclusions: (1) Sulfides; (2) Aluminates; (3) Silicates; and (4) Globular Oxides; per ASTM E-45-87 Methods A or D.

Fine Grained material shall be produced to a minimum grain size of 5 to 6 in accordance with ASTM E122-58T.

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                   III. ADDITIONAL HSP RIGHTS AND OBLIGATIONS

        SDI and HSP agree that HSP is hereby granted a first option to install, construct and operate a pickling and slitting facility in, on or adjacent to, or to serve the Mini-Mill on or near SDI's premises. To exercise this option, HSP shall be required to place an order for equipment to construct a pickling and slitting facility within ninety (90) days of the closing of SDI's construction financing. "Closing", for purposes of this Agreement, shall be the date upon which SDI, its lenders and investors have executed agreements permitting the construction of the Mini-Mill, the date upon which funds are actually available to SDI, or the later of those dates.

        If HSP fails to place an order for pickling and slitting equipment within the ninety (90) day option period, the option will expire and SDI will be permitted to proceed to construct, or invite the construction of a pickling and slitting facility without any liability to HSP.

        HSP and SDI agree to cooperate and assist each other in site selection, site procurement and facility specifications and shall negotiate in good faith to achieve a mutually beneficial and economic facility.

                    IV. EFFECTIVE DATE AND TERM OF AGREEMENT

        This Agreement shall commence on the Effective Date and shall continue until the later of:

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        1.     six (6) years from the date upon which HSP enters its first HSP
               Purchase Order and SDI delivers its first Acceptable Product under such a purchase order; or

        2.     eight (8) years from the Effective Date.

        After the expiration of the initial term, whichever is longer, and unless the parties hereto have specifically extended this Agreement by a written renewal, this Agreement shall continue on a year to year basis, subject to termination by either party, with or without cause, upon six (6) months' advance written notice.

                        V. DEFAULT AND EARLY TERMINATION

        A. BREACH OF PERFORMANCE BY HSP. In the event that SDI alleges HSP's failure to perform in accordance with the terms and conditions of this Agreement and in the further event that such failure continues unabated for a period in excess of thirty (30) days after notification to HSP in writing with a particularized statement of the alleged failure to perform, then SDI at its option shall have the right to terminate this Agreement for cause based upon HSP's default; provided however that in the event that prior to the lapse of the thirty (30) day cure period set forth herein HSP has taken reasonable steps to correct the default and if HSP can reasonably correct and cure the problem within an additional thirty (30) day period, HSP shall be entitled to the additional period of thirty (30) days before SDI shall be entitled to declare a default.

               Any termination of this Agreement shall not relieve HSP from any liability which may have arisen hereunder prior to such termination, nor shall any such termination relieve HSP of any claim for damages or other liabilities arising as a consequence of its default hereunder. If HSP becomes insolvent, commits any act of bankruptcy, makes a general assignment for the benefit of creditors, or in the event of the institution of any voluntary or involuntary proceedings by or against HSP under bankruptcy, insolvency, or similar laws for the relief of debtors or the protection of creditors, or in the event of the appointment of a receiver, trustee or assignee for the benefit of creditors of HSP, then, at SDI's

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               election, this Agreement may be immediately terminated.

        B. BREACH OF PERFORMANCE BY SDI. In the event that HSP alleges SDI's failure to perform in accordance with the terms and conditions of this Agreement, and in the further event that such failure continues unabated for a period in excess of thirty (30) days after notification to SDI in writing with a particularized statement of the alleged failure to perform, then HSP at its option shall have the right to terminate this Agreement based upon SDI's default; provided, however, that in the event that prior to the lapse of the thirty (30) day cure period set forth herein SDI has taken reasonable steps to correct the default and failure of performance and, if diligent, can reasonably correct and cure any non-payment problem within an additional thirty (30) day period, SDI shall be entitled to the additional period of thirty (30) days before HSP shall be entitled to declare a default.

               Any termination of this Agreement shall not relieve SDI from any liability which may have arisen hereunder prior to such termination, nor shall any such termination relieve SDI of any claim for damages or other liabilities arising as a consequence of its default hereunder.

               If SDI becomes insolvent, commits any act of bankruptcy, makes a general assignment for the benefit of creditors, or in the event of the institution of any voluntary or involuntary proceedings by or against SDI under bankruptcy, insolvency, or similar laws for the relief of debtors or the protection of creditors, or in the event of the appointment of a receiver, trustee or assignee for the benefit of creditors of SDI, then, at HSP's election, this Agreement may be immediately terminated.

                          VI. MISCELLANEOUS PROVISIONS

        A. CONFIDENTIALITY. Each party hereto agrees to receive and hold any information acquired by it in confidence and to not use or disclose such information to any person unless first authorized by the other party in writing or as required by law.

        B. FORCE MAJEURE OR EXTRAORDINARY CIRCUMSTANCES. In the event that HSP or SDI may be delayed or prevented from performing under this Agreement by reason of strikes, casualties, Acts of God, labor troubles, power failures,

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               inability to obtain replacement parts or other unanticipated breakdown of equipment, riots, insurrection, acts or events of local, regional, or national emergency, extraordinary market conditions beyond the control of a party to this Agreement, or the like, and which prevents such party from performing its obligations under this Agreement, such party shall not be deemed to be in default hereunder due to such non-performance during the pendency of such event or occurrence; provided, however, that if such condition continues to exist for a period in excess of two
               (2) months, the party suffering the non-performance shall be entitled to terminate this Agreement; and provided, further, that both parties agree to use their best efforts in good faith to work around and minimize the effect of any such act, condition, or circumstance, if it can be done without a materially adverse effect.

        C. NOTICES. Communication required to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail addressed to a party at the address set forth below, or at such other addresses as either party may from time to time designate:

If to HSP:

               Mark E. Ridenour
               HEIDTMAN STEEL PRODUCTS, INC.
               2401 Front Street
               Toledo, Ohio 43605

with a copy to:

               John M. Carey, Esq.
               WATKINS, BATES & CAREY
               608 Madison Avenue
               Suite 1200
               Toledo, Ohio 43604-1157

If to SDI:

               Keith E. Busse
               STEEL DYNAMICS, INC.
               12953 Brighton Avenue
               Carmel, IN 46032

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with a copy to:

               Mark C. Chambers, Esq.
               HALLER & Colvin
               444 East Main Street
               Fort Wayne, IN 46802

        D. GOVERNING LAW. This Agreement shall be governed in all respects in accordance with the provisions of the laws of the State of Ohio.

        E. LITIGATION VENUE. In the event of any dispute hereunder, including but not limited to any disputes relating to a breach of this Agreement, such disputes shall be heard in any state or federal court, with jurisdiction, in or serving the county in which SDI's Mini-Mill is located.

        F. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes any prior understandings. No changes to this Agreement shall be binding unless in writing and Signed by each party.

        G. ASSIGNMENT. SDI may assign its rights and obligations under this Agreement to a purchaser of SDI or of the Mini-Mill and to its lenders for collateral security purposes. HSP may not assign its rights and obligations hereunder, except as to Section III hereof, without the prior written consent of SDI.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         HEIDTMAN STEEL PRODUCTS, INC.

                                         By: /s/ John C. Bates
                                             ----------------------------
                                                 John C. Bates

                                         STEEL DYNAMICS, INC.

                                         By: /s/ Keith E. Busse
                                             ----------------------------
                                                 Keith E. Busse

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